As filed with the Securities and Exchange Commission on May 11, 2026

Registration No. 333-290595

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

ON

FORM F-3 TO FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

 WF International Limited

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s Name Into English)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

No. 1110, 11th Floor, Unit 1, Building 7

No. 477, Wanxing Road

Chengdu, Sichuan, China, 610041

Tel: +86 (28) 86210882

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

Tel: +1 302 738-6680

(Name, Address and Telephone Number of Agent For Service)

With copies to:

Ni Jiang Chairwoman No. 1110, 11th Floor, Unit 1, Building 7 No. 477, Wanxing Road Chengdu, Sichuan, China, 610041 Tel: +86 (28) 86210882	Richard I. Anslow, Esq. Wei Wang, Esq. 1345 Avenue of the Americas New York, NY 10105 Tel: (212) 370-1300 Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement on Form F-3 is being filed by WF International Limited (the “Company”) as a post-effective amendment to the Registration Statement on Form F-1 (File No. 333-290595), which was initially filed by the Company with the Securities and Exchange Commission on September 30, 2025 and became effective pursuant to the Section 8(a) of the Securities Act of 1933, as amended, on November 3, 2025, to register the issuance by the Company of up to 1,720,688 ordinary shares upon the exercise of outstanding warrants, which were originally issued as part of the units sold in a registered offering that was closed on November 4, 2025.

We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 11, 2026

WF International Limited

Up to 1,720,688 Ordinary Shares

Underlying the 2025 Investor Warrants

This prospectus relates to the issuance by us of up to 1,720,688 ordinary shares, par value $0.000001 per share, upon exercise of certain warrants, which were originally issued as part of the units sold in a registered offering that was closed on November 4, 2025 (the “2025 Registered Offering”) at a price of $2.00 per unit (the “2025 Investor Warrants”, the ordinary shares underlying such warrants, the “Warrant Shares”), pursuant to the Registration Statement on Form F-1 (File No. 333-290595), which was initially filed by the Company with the Securities and Exchange Commission on September 30, 2025 and became effective pursuant to the Section 8(a) of the Securities Act of 1933, as amended, on November 3, 2025.

Whether we will receive cash proceeds associated with the exercise of 2025 Investor Warrants is dependent on our share price. To the extent the sales price of ordinary shares is lower than the exercise price of such 2025 Investor Warrants, we are unlikely to receive proceeds from the exercise of such 2025 Investor Warrants, subject to any applicable provisions relating to cashless exercises in accordance with the 2025 Investor Warrants. We will bear all of the expenses incurred in connection with the registration of the Warrant Shares hereunder. None of the 2025 Investor Warrants have been exercised as of the date of this prospectus. We cannot predict when and in what amounts or if the 2025 Investor Warrants will be exercised.

This prospectus also covers any additional ordinary shares that may become issuable upon any anti-dilution adjustment pursuant to the terms of the 2025 Investor Warrants by reason of share splits, share dividends, and other events described therein.

The Warrant Shares covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The applicable prospectus supplement will set forth the names of the underwriters, dealers or agents, if any, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. For general information about the distribution of the Warrant Shares offered, see “Plan of Distribution.”

As we conduct substantially all of our operations in the People’s Republic of China (“China” or the “PRC”), we are subject to legal and operational risks associated with having substantially all of our operations in China, including risks related to the legal, political and economic policies of the PRC government, the relations between China and the United States, or Chinese or United States regulations, which risks could result in a material change in our operations and/or cause the value of our ordinary shares to significantly decline or become worthless and affect our ability to continue to offer securities to investors. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. As advised by our PRC counsel, Yuan Tai Law Offices, as of the date of this prospectus, we are not directly subject to these regulatory actions or statements, as we have not implemented any monopolistic behavior and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), effective on March 31, 2023, which requires the filing of the overseas offering and listing plan by PRC domestic companies with the CSRC under certain conditions, and the filing with the CSRC by their underwriters associated with such companies’ overseas securities offering and listing. The Trial Measures states that, any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes, exchangeable notes and preferred shares, shall be subject to the filing requirements within three business days after the completion of an applicable offering. In the opinion of our PRC counsel, Yuan Tai Law Offices, we are subject to the filing requirements of the Trial Measures in connection with applicable securities offerings. We have submitted the CSRC filing in respect of the 2025 Registered Offering, which is being reviewed by the CSRC. No additional CSRC filing is required in connection with the issuance of Warrant Shares being registered hereunder.     If we do not submit the CSRC filing for any future offering in a timely manner under PRC laws and regulations, we may be subject to investigations by competent PRC regulators, fines or penalties, and we may be ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

In addition, any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China based issuers or any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to list on a U.S. exchange and continue to offer our ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless. It is highly uncertain what the potential impact new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. exchange. Any failure of us to fully comply with the regulatory requirements may subject us to regulatory actions, such as warnings and fines, which may limit our operating privileges in China, delay or restrict the repatriation of the proceeds from offshore fund-raising activities into the PRC or take other actions that could materially adversely affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares.

Furthermore, as more stringent criteria have been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) recently, our securities may be prohibited from trading if our auditor cannot be fully inspected. On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in the PRC or Hong Kong. This list did not include our auditor, ZH CPA, LLC, which is headquartered in Denver, Colorado and can be inspected by the PCAOB. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary

On December 29, 2022, the Consolidated Appropriations Act, 2023, was signed into law, which amended the Holding Foreign Companies Accountable Act (the “HFCA Act”) (i) to reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two, and (ii) so that any foreign jurisdiction could be the reason why the PCAOB does not have complete access to inspect or investigate a company’s auditor. As was originally enacted, the HFCA Act applied only if the PCAOB’s inability to inspect or investigate was due to a position taken by an authority in the foreign jurisdiction where the relevant public accounting firm is located. As a result of the Consolidated Appropriations Act, 2023, the HFCA Act now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction. The denying jurisdiction does not need to be where the accounting firm is located. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCA Act. Such a prohibition would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with delisting would cause our securities to significantly decline in value or become worthless. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

As a holding company, WF relies on dividends and other distributions on equity paid by our PRC subsidiaries for its cash and financing requirements. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to WF. In the future, cash proceeds raised from overseas financing activities may be transferred by us to our PRC subsidiaries via capital contribution or shareholder loans, as the case may be.

As of the date of this prospectus, there have been certain cash flows between our Cayman Islands holding company and our subsidiaries, including intra-group borrowings of $7.3 million from Cayman Islands holding company to WF Nevada. Based on the advice of our counsel as to Cayman Islands law, Maples and Calder (Hong Kong) LLP, there are no limitations imposed by Cayman Islands law on WF’s ability to transfer cash or pay dividend or other distributions in cash to its shareholders, other than as set out under the section titled  “Dividend Policy”. Among WF and its subsidiaries, cash can be transferred from WF and its subsidiaries, Shan You International Group Limited and WF International Nevada LLC, as needed, in the form of capital contributions or shareholder loans, as the case may be, to our PRC subsidiaries as we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through capital contributions or loans, and only if we satisfy the applicable government registration and approval/filing requirements in China. The transfer of funds among companies are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Second Revision, the “Provisions on Private Lending Cases”), which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. As advised by our PRC counsel, Yuan Tai Law Offices, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations for ordinary production and business purposes. We have not been notified of any restriction which could limit our PRC subsidiaries’ ability to transfer cash between PRC subsidiaries within the PRC. We believe, as of the date of this prospectus, there is no restriction imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except transfer of funds involving money laundering and criminal activities. The PRC government imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Further, to the extent cash or assets in our business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong in the event of any interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets. As of the date of this prospectus, apart from the intra-group borrowings of $7.3 million from Cayman Islands holding company to WF Nevada, no transfers, dividends or other distributions have been made from our subsidiaries to our Cayman Islands holding company or the investors out of the PRC, including U.S. investors, and no transfers, loans, or capital contributions have been made from our Cayman Islands holding company to any of our subsidiaries or the investors out of the PRC, including the U.S. investors. In addition, our primary operating subsidiary, Chengdu Shanyou HVAC Engineering Co., Ltd. (“Shanyou HVAC”), has maintained cash flow management policies which dictate the purpose, amount and procedure of cash transfers. Each transfer of cash into or from Shanyou HVAC is subject to internal approvals from at least two manager-level personnel including submitting supporting documentation (such as payment receipts or invoices), reviewing the documentation, and executing the payment. A single employee is not allowed to complete each and every stage of a cash transfer, but rather only specific parts of the whole procedure. Only the finance department is authorized to make cash transfers. Within the finance department, the roles for payment approval, payment execution, record keeping, and auditing are segregated to minimize risk.

We are both an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 and a “foreign private issuer” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and, as such, may elect to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer.”

We are also a “controlled company” under the Nasdaq listing rules. Our officers and directors have significant influence over the Company due to their significant shareholding in the Company; in particular Ms. Ke Chen, our director and Chief Executive Officer, currently beneficially owns an aggregate of 37.6% of our outstanding ordinary shares, as of the date of this prospectus. For more information regarding Ms. Chen’s beneficial ownership, see “Item 6. Directors, Senior Management and Employees” in our Annual Report on Form 20-F for the fiscal year ended September 30, 2025 (the “2025 Annual Report”) filed with the Securities Exchange Commission (the “SEC”) on January 30, 2026 and incorporated by reference in this prospectus. As a result of Ms. Chen’s significant ownership, we are deemed a “controlled company” under Nasdaq listing rules. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, the investors would not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Our status as a controlled company could cause our ordinary shares to look less attractive to certain investors or otherwise harm the trading price of our ordinary shares. See “Prospectus Summary — Implications of Being a Controlled Company” and “Item 3D. Risk Factors — Risks Related to Ownership of our Ordinary Shares — We will be a ‘controlled company’ as defined under the Nasdaq Listing Rules. Although we do not intend to rely on the ‘controlled company’ exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future and you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements” in our 2025 Annual Report.

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “WXM.” The last reported sale price for ordinary shares on May 7, 2026 as quoted on the Nasdaq Capital Market was $0.475 per share. On December 24, 2025, we received written notice (the “Notice”) from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market, LLC (the “Nasdaq Staff”) notifying us that we are not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(2) for continued listing on The Nasdaq Capital Market. To regain compliance, our ordinary shares must have a closing bid price of at least US$1.00 for a minimum of 10 consecutive business days by June 22, 2026. We are actively monitoring the closing bid price of our ordinary shares and may, if appropriate, consider implementing a share consolation of our ordinary shares, to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules. See “Risk Factors - Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our ordinary shares.”

Investing in our securities involves significant risks. The risks could result in a material change in the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to continue to offer securities to investors. The Warrant Shares offered in this prospectus are shares of our Cayman Islands holding company, which has no material operations of its own and conducts substantially all of its operations through our operating entities established in China. See “Risk Factors” of this prospectus and the section entitled “Item 3D. Risk Factors” in our 2025 Annual Report incorporated by reference in this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2026.

i

ABOUT THIS PROSPECTUS

You should carefully read this prospectus and the information described under the heading “Where You Can Find More Information.” We have not authorized anyone to give any information or make any representation about our company that is different from, or in addition to, that contained in this prospectus, including in any of the materials that have been incorporated by reference into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered shares to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus (as supplemented or amended) is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus (as supplemented or amended) is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information” in this prospectus.

In addition, the new and rapidly changing nature of the heating, ventilation, and air conditioning (“HVAC”) services industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

Certain Definitions

The following is a summary of certain defined terms and concepts that we use throughout this prospectus:

“China” or “PRC”	The People’s Republic of China. The term has a correlative meaning. When used in the case of laws, regulations and rules, “China” or the “PRC” refers to only such laws, regulations and rules of mainland China. When used in the case of government, governmental authorities, regulatory agencies, courts, jurisdictions, tax, entities, enterprises, individuals and residents of “China”, “PRC”, or “Chinese”, it refers to only such government, governmental authorities, regulatory agencies, courts, jurisdictions, tax, entities, enterprises, individuals and residents of mainland China.

“CSRC”	The China Securities Regulatory Commission

“Exchange Act”	The Securities Exchange Act of 1934, as amended

“HVAC”	Heating, ventilation, and air conditioning

“Nasdaq”	Nasdaq Stock Market LLC

“ordinary shares”	Our ordinary shares, par value $0.000001 per share

“PCAOB”	The Public Company Accounting Oversight Board

“RMB” or “Renminbi”	Legal currency of China

“SEC”	The United States Securities and Exchange Commission

“Securities Act”	The Securities Act of 1933, as amended

“Shanyou HK”	Shan You International Group Limited, a limited company organized under the laws of Hong Kong and a wholly owned subsidiary of WF

“Shanyou HVAC”	Chengdu Shanyou HVAC Engineering Co., Ltd., a PRC limited liability company and wholly owned subsidiary of Sichuan Shanyou

“Sichuan Shanyou”	Sichuan Shanyou Zhiyuan Business Information Consulting Co., Ltd, a limited liability company organized under the laws of China, which is wholly owned by Shanyou HK

“US$,” “U.S. dollars,” “$,” and “dollars”	Legal currency of the United States

“We,” the “Company”, “our company”	WF International Limited, a Cayman Islands holding company, and together with all of its subsidiaries

“WF”	WF International Limited, a Cayman Islands holding company

“WF Nevada”	WF International Nevada LLC, a limited liability company organized under the laws of the State of Nevada, which is wholly owned by WF

“Wufang Boyuan”	Chengdu Wufang Boyuan Innovation Technology Co., Ltd., a PRC limited liability company and wholly owned subsidiary of WF Nevada

Our functional currency is the Renminbi. Solely for the convenience of the reader, U.S. dollars are used as reporting currency in our consolidated financial statements and in this Report. Monetary assets and liabilities denominated in Renminbi are translated into U.S. dollars at the rates of exchange as of the balance sheet date, equity accounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated using the average rate for the period. Unless otherwise noted, all translation from RMB to U.S. dollars and from U.S. dollars to RMB in this annual report were calculated with reference to the table below. No representation is made that the RMB amounts referred to in this annual report could have been or could be converted into U.S. dollars at such rate.

Numerical figures included in this prospectus may be subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain or may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs.

Any forward-looking statement you read in this prospectus, any prospectus supplement or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 20-F and 6-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

PROSPECTUS SUMMARY

Investors are cautioned that the securities may be offered under this prospectus are securities of WF, our Cayman Islands holding company, which is not a Chinese operating company nor does it have any substantive business operations. WF conducts business in China through its subsidiaries.

This summary highlights information contained elsewhere in this prospectus and incorporated by reference herein. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus and the documents incorporated by reference herein carefully, including the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, the section entitled “Item 3.D. Risk Factors” in our 2025 Annual Report incorporated by reference in this prospectus, and our audited consolidated financial statements for the fiscal years ended September 30, 2024 and 2025 and related notes in our 2025 Annual Report incorporated by reference in this prospectus, before deciding to invest in our ordinary shares.

Company Overview

WF is a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company with no material operations of its own, it conducts substantially all of its operations through its PRC subsidiaries, primarily Shanyou HVAC.

We are principally engaged in the provision of supply, installation, fitting-out and maintenance services for HVAC system, floor heating systems and water purification systems. We have provided the supply, installation and fitting-out services for HVAC systems for large-scaled commercial projects consisting of offices, hotels, manufactures, airports and hospitals, such as the International Finance Square HVAC projects across China, Chengdu Vanke Charm City, Chengdu Raffles Plaza, Chengdu Yinshi Plaza, Chengdu Metro No. Ten Line, and Panzhihua Jinhai Hotel. We currently focus on serving commercial real estate development clients that offer high-end fully furnished homes and pursuing contracts for industrial projects.

Since 2017, we have diversified our range of services or products to encompass heating and water purification solutions. Our offerings now include sales, installation, maintenance, and/or services of HVAC systems, floor heating systems and water purification systems in the high-end fully furnished residential projects.

Notable projects we have undertaken include, but are not limited to, (i) installation of 1,585 Toshiba brand units for the Jibao Ling Yun Feng Ge project (a 7.2 acres real estate development project in Chengdu, China, offering fully furnished units); (ii) 46 Mitsubishi Electric brand units for the B3 Group Air Conditioning Project in Luhu Ecological City (a 1.33 acres real estate development project); (iii) 864 Toshiba brand air-conditioning units for the Y9 Group project (a 5.27 acres real estate development project); (iv) 692 Toshiba brand air-conditioning units and 692 Brolan brand fresh air units for the C13 Group Air Conditioning Project (a 4.0 acres real estate development project); (v) 431 Toshiba brand units for the C20 Group Air Conditioning Project (2.8 acres real estate development project); (vi) 608 Gree brand units and 608 Brolan brand fresh air units for the Guangming Rongfu Air Conditioning and Fresh Air Project (a 3.33 acres real estate development project); (vii) 625 Toshiba brand units for the Phase 1, Section 1 Project of Shoukai Yunzhuming Mansion (a 3.33 acres real estate development project); and (viii) HVAC services for 20,000 square meters with Gree brand units for the Chengdu Longguang Century Center project.

Our current primary focus is on collaborating with property development companies that offer high-end fully furnished homes and pursuing contracts for industrial projects. We provide these clients with comprehensive electromechanical solutions, including the provision of supply, installation, fitting-out and maintenance services, for HVAC systems, floor heating systems and water purification systems. This approach has positioned us as an integrated supplier of both electromechanical products and installation services. Generally, we do not keep any inventories as our materials and equipment are purchased and consumed on a project-by-project basis. Suppliers of goods and services to our company mainly include: (i) suppliers of equipment of air-conditioning, fresh air ventilation, floor heating systems and water purification systems and related materials; and (ii) suppliers of subcontract services on our equipment and materials. In executing our projects, we are generally responsible for the planning of the engineering works, arrangement of direct labor and subcontractors, sourcing of materials and equipment, work supervision and quality control, and ensuring compliance with the customers’ requirements. We primarily subcontract the installation and fitting-out works of HVAC systems to our subcontractors, and we rely on the expertise of our in-house project team to ensure work quality that meets customer expectations and prescribed timelines. Our in-house team oversees engineering quality, procures equipment and materials, communicates with clients, handles project settlement, and controls costs. Further details of our suppliers are set out in the paragraphs headed “-Our Suppliers”.

We are driven by an experienced management team. Led by our CEO, Ke Chen, our business operation has formed a strong customer base in Chengdu and has expanded to neighboring cities including Meishan City and Mianyang City in Sichuan Province, Haikou in Hainan Province, and Chongqing, China. We generate revenues primarily through contracting services consisting of sales of products and provision of services. During the fiscal years ended September 30, 2025, 2024 and 2023, our revenues were approximately $13.4 million, $15.5 million, and $15.3 million, respectively. We generated net loss of approximately $3.3 million, for the fiscal year ended September 30, 2025 and net income of approximately $1.0 million and $1.5 million for the fiscal year ended September 30, 2024 and 2023, respectively.

Recent Developments

Initial Public Offering

On April 2, 2025, we closed our initial public offering (the “IPO”) for aggregate gross proceeds of $5,600,000, before deducting underwriting discounts and offering expenses.

Chaokun Investment

Since May 2025, in light of the stagnating real estate market in China and in an effort to diversify our revenue streams, we have taken steps in identifying and investing into business opportunities outside our current business portfolio. In September 2025, we entered into the Chaokun Investment Agreement with Chaokun and existing shareholders of Chaokun, pursuant to which we agreed to make an advance payment of approximately $688,299 to Chaokun in form of an non-interest bearing loan, and, upon conversion of such loan into equity, we will receive 49% equity interest in Chaokun. Chaokun operates an equine business in Chengdu, Sichuan. We believe Chaokun has a business with growth potential, as it’s one of the few companies in Southwest China with an international standard equestrian venue and a full service line including network of suppliers and related service providers (such as event operation, equestrian training, horse boarding and sales).

In February 2026, we issued 739,840 ordinary shares to a third-party advisor for its consulting services rendered and to be rendered in connection with the Company’s acquisition of control over Chengdu pursuant to a merger and acquisition consulting service agreement with such advisor.

2025 Registered Offering

On November 4, 2025, we entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with The Benchmark Company (“Benchmark”) and Axiom Capital Management, Inc. (“Axiom”, collectively, the “Placement Agents”), pursuant to which the Placement Agents acted, on a “reasonable best efforts” basis, as placement agents in connection with the Company’s registered offering of 1,720,688 units, each consisting of one ordinary share and one warrant to purchase ordinary shares (the “Units”). The Company issued to the Placement Agents warrants to purchase the ordinary shares equal to 5% of the ordinary shares sold and issued in the 2025 Registered Direct Offering .

Under the terms of the 2025 Registered Direct Offering, we sold at an offering price of $2.00 per Unit. The Units have no stand-alone rights and were not certificated or issued as stand-alone securities. The shares and the 2025 Investor Warrants underlying the Units were immediately separated and were issued separately in the 2025 Registered Offering. The 2025 Investor Warrants are exercisable immediately upon issuance and have an initial exercise price of $2.00 per share, subject to certain adjustments, and will expire five years from the date of issuance. The 2025 Investor Warrants also contain customary cashless exercise provision providing the holders with the ability to exercise the warrant on a “cashless basis” when and only when there is no effective registration statement registering the underlying ordinary shares. Pursuant to Section 3(i) of the 2025 Investor Warrants, on November 7, 2025, the board of directors of the Company approved the adjustment of the exercise price of the 2025 Investor Warrants from $2.00 per share to $0.75 per share, which adjustment took effect on the same date. The 2025 Investor Warrants contain ownership limitations pursuant to which a holder does not have the right to exercise any portion of their warrants if it would result in the holder (together with its affiliates) beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding ordinary shares.

The 2025 Placement Agent Warrants have substantially similar terms and conditions as the 2025 Investor Warrants, except that the 2025 Placement Agent Warrants have an exercise price of $2.50 per share and customary terms and restrictions, including FINRA Rule 5110(e)(1)-(2), for securities issued to placement agents as compensation.

On November 6, 2025, we closed the 2025 Registered Offering and received net proceeds of approximately $2.9 million, after deducting placement agents’ fees and expenses of approximately $0.5 million.

Our Holding Company Structure

WF is a holding company and an exempted company under the laws of the Cayman Islands with no material operations of its own. As a holding company with no material operations of its own, WF conducts substantially all of its operations through our subsidiaries established in mainland China, primarily Shanyou HVAC, which started its business in Chengdu, China in 2009. See “Item 4. Information on the Company - A. History and Development of the Company” in the 2025 Annual Report for more details.

We face various risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations and face various legal and operational risks and uncertainties relating to doing business in China. For example, we and our subsidiaries in the PRC face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, which may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a United States or other foreign exchange. These risks could result in a material adverse change in our operations and the value of our ordinary shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. For a detailed description of risks relating to doing business in China, please refer to risks disclosed under “Item 3. Key Information-D. Risk Factors-Risks Relating to Doing Business in China” in the 2025 Annual Report.

The PRC government’s significant discretion and authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations, including data security or anti-monopoly related regulations, in this nature may cause our securities to significantly decline in value or become worthless. For more details, see “Item 3. Key Information-D. Risk Factors-Risks Relating to Doing Business in China- The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations at any time, which could result in a material change in our operations and our ordinary shares could decline in value or become worthless” in the 2025 Annual Report.

Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our ordinary shares. For more details, see “Item 3. Key Information-D. Risk Factors-Risks Relating to Doing Business in China- There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations” in the 2025 Annual Report.

The chart below summarizes our corporate structure as of the date of this prospectus:

Cash and Other Assets Through Our Organization

Transfer of Funds and Other Assets

Within our direct holding structure, the cross-border transfer of funds from WF to its PRC subsidiaries is permitted under laws and regulations of the PRC currently in effect. Specifically, WF is permitted to provide funding to its PRC subsidiaries in the form of shareholder loans or capital contributions, subject to satisfaction of applicable government registration, approval and filing requirements in China. There are no quantity limits on WF’s ability to make capital contributions to its PRC subsidiaries under the PRC law and regulations. However, the PRC subsidiaries may only procure shareholder loans from overseas shareholders in an amount equal to the difference between their respective registered capital and total investment amount as recorded in the Chinese Foreign Investment Comprehensive Management Information System or 3.5 times of its net assets, at the discretion of such PRC subsidiary.

Except for intra-group borrowings of $7.3 million from Cayman Islands holding company to WF Nevada, there were no funds transfer between our Cayman Islands holding company and our subsidiaries, or among our PRC subsidiaries as of the date of this prospectus.  The transfer of funds between our PRC subsidiaries are subject to the Provisions on Private Lending Cases, which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases set forth that private lending contracts will be upheld as invalid under the circumstance that (i) the lender swindles loans from financial institutions for relending; (ii) the lender relends the funds obtained by means of a loan from another profit-making legal person, raising funds from its employees, illegally taking deposits from the public; (iii) the lender who has not obtained the lending qualification according to the law lends money to any unspecified object of the society for the purpose of making profits; (iv) the lender lends funds to a borrower when the lender knows or should have known that the borrower intended to use the borrowed funds for illegal or criminal purposes; (v) the lending is in violation of public orders or good morals; or (vi) the lending is in violation of mandatory provisions of laws or administrative regulations. We have relied on the opinion of our PRC counsel, Yuan Tai Law Offices, that the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between subsidiaries.

We maintain cash flow management policies dictating how funds are transferred between our Cayman Islands holding company and our subsidiaries, and within our subsidiaries. Each transfer of cash, is subject to internal approvals from at least two manager-level personnel, including submitting supporting documentation (such as payment request, payment receipts or invoices), reviewing the documentation, and executing the payment. A single employee is not allowed to complete each and every stage of a cash transfer, but rather only specific parts of the whole procedure. Only the finance department is authorized to make cash transfers. Within the finance department, the roles for payment approval, payment execution, record keeping, and auditing are segregated to minimize risk.

The PRC Enterprise Income Tax Law (the “EIT Law”) and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries.

There is no assurance that the PRC government will not intervene or impose restrictions on the ability of us or our subsidiaries to transfer cash. Most of our cash is in Renminbi, and the PRC government could prevent the cash maintained in our bank accounts in mainland China from leaving mainland China, could restrict deployment of the cash into the business of our subsidiaries and restrict the ability to pay dividends. For details regarding the restrictions on our ability to transfer cash between us, and our subsidiaries, see “Item 3. Key Information-D. Risk Factors-Risks Related to Doing Business in China - We rely on dividends and other distributions on equity paid by our subsidiaries to fund offshore cash and financing requirements and any limitation on the ability of our PRC subsidiaries to transfer cash out of China and/or make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities” in the 2025 Annual Report.

Dividend Distribution to Investors

We have not previously declared or paid any cash dividend, dividend in kind or distributions, and have no plan to declare or pay any dividends or distributions in the near future on our shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. For more information, see “Item 8. Financial Information-8.A. Consolidated Statements and Other Financial Information-Dividends” in the 2025 Annual Report.

WF’s ability to pay dividends, if any, to its shareholders and to service any debt it may incur will depend upon dividends paid by our PRC subsidiaries. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, under PRC law, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. These reserves are not distributable as cash dividends. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to WF. See “Item 4. Information on the Company - Regulations - Regulations on Dividend Distributions” in the 2025 Annual Report. See also “Item 3 - 3.D. Risk Factors - Risks Related to Doing Business in China - We rely on dividends and other distributions on equity paid by our subsidiaries to fund offshore cash and financing requirements and any limitation on the ability of our PRC subsidiaries to make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities” in the 2025 Annual Report.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. If certain procedural requirements are satisfied, the payment of current account items, including profit distributions and trade and service related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE or its local branches. However, where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies, approval from or registration with competent government authorities or its authorized banks is required. If we fail to comply with such requirements and satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our offshore intermediary holding companies or ultimate parent company, and therefore, our shareholders. We cannot assure you, in light of such requirements relating to the convertibility of Renminbi into foreign currencies, that our current or future PRC subsidiaries will be able to satisfy their respective payment obligations that are denominated in foreign currencies, including the remittance of dividends outside of the PRC.

The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of mainland China. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any.

Effect of the Holding Foreign Companies Accountable Act

The HFCA Act, which was signed into law on December 18, 2020, requires a foreign company to submit that it is not owned or manipulated by a foreign government or disclose the ownership of governmental entities and certain additional information, if the PCAOB is unable to inspect completely a foreign auditor that signs the company’s financial statements. If the PCAOB is unable to inspect the Company’s auditors for three consecutive years, the Company’s securities will be prohibited from trading on a national exchange.

On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCA Act. Such final rules establish procedures that the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” (a registrant identified by the SEC as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction) and (ii) prohibiting the trading of an issuer that is a Commission-Identified Issuer for three consecutive years under the HFCA Act. The SEC began identifying Commission-Identified Issuers for the fiscal years beginning after December 18, 2020. A Commission-Identified Issuer is required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended, for example, September 30, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended September 30, 2022.

On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. This list did not include ZH CPA, LLC., our current auditor. Our auditor, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and MOF, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong without any limitations on scope. However, uncertainties exist with respect to the implementation of this framework and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Statement of Protocol. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary.

On December 29, 2022, the Consolidated Appropriations Act, 2023, was signed into law, which amended the HFCA Act(i) to reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two, and (ii) so that any foreign jurisdiction could be the reason why the PCAOB does not have complete access to inspect or investigate a company’s auditor. As it was originally enacted, the HFCA Act applied only if the PCAOB’s inability to inspect or investigate was due to a position taken by an authority in the foreign jurisdiction where the relevant public accounting firm is located. As a result of the Consolidated Appropriations Act, 2023, the HFCA Act now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction. The denying jurisdiction does not need to be where the accounting firm is located.

If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, then such lack of inspection could cause our securities to be delisted from the stock exchange.

For details on the effects of HFCA Act on us, see “Item 3. Key Information - D. Risk Factors - Risks Related to Doing Business in China - Our ordinary shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditors. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment” in the 2025 Annual Report.

Regulatory Developments

The PRC government has initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

Among other things, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”) and Anti-Monopoly Law of the People’s Republic of China promulgated by the Standing Committee of the National People’s Congress (the “SCNPC”) which became effective in 2008 and amended and put into effect as from August 1, 2022 (the “Anti-Monopoly Law”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions of the State Council on the Standard for Declaration of Concentration of Business Operators, issued by the State Council in 2008 and amended on September 19, 2018, are triggered. Moreover, the Anti-Monopoly Law requires that transactions which involve national security, the examination on national security shall also be conducted according to the relevant provisions of the State Council. In addition, the PRC Measures for the Security Review of Foreign Investment which became effective in January 2021 require acquisitions by foreign investors of PRC companies engaged in military-related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition.

On July 6, 2021, the relevant PRC governmental authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law, or the Opinions. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As official guidance and related implementation rules on these opinions have not been issued yet, the interpretation of these opinions remains unclear at this stage. See “Item 3. Key Information-D. Risk Factors-Risks Relating to Doing Business in China- Approval of the CSRC or other PRC government authorities may be required in connection with our future offerings under PRC law, and if required, we cannot predict whether or for how long we will be able to obtain such approval” in the 2025 Annual Report.

On December 28, 2021, the Measures for Cybersecurity Review (2021 Version) was promulgated and became effective on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. The Measures for Cybersecurity Review (2021 Version), further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. We have relied on the opinion of our PRC counsel, Yuan Tai Law Offices, that as a result of: (i) we do not hold personal information on more than one million users in our business operations; and (ii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities, we are not required to apply for a cybersecurity review under the Measures for Cybersecurity Review (2021 Version).

As advised by our PRC legal counsel, Yuan Tai Law Offices, the PRC governmental authorities may have wide discretion in the interpretation and enforcement of these laws, including the interpretation of the scope of “critical information infrastructure operators.” In anticipation of the strengthened implementation of cybersecurity laws and regulations and the continued expansion of our business, we may face challenges in addressing its requirements and make necessary changes to our internal policies and practices in data processing. As of the date of this prospectus, we have not been involved in any investigations on cybersecurity review made by the CAC on such basis, and we have not received any inquiry, notice, warning, or sanctions in such respect.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law, which integrates the scattered rules with respect to personal information rights and privacy protection and took effect on November 1, 2021. Personal information refers to information related to identified or identifiable natural persons which is recorded by electronic or other means and excluding anonymized information. The Personal Information Protection Law provides that a personal information processor could process personal information only under prescribed circumstances such as with the consent of the individual concerned and where it is necessary for the conclusion or performance of a contract to which such individual is a party to the contract. If a personal information processor shall provide personal information to overseas parties, various conditions shall be met, which includes security evaluation by the national network department and personal information protection certification by professional institutions. The Personal Information Protection Law raises the protection requirements for processing personal information, and many specific requirements of the Personal Information Protection Law remain to be clarified by the CAC, other regulatory authorities, and courts in practice. We may be required to make further adjustments to our business practices to comply with the personal information protection laws and regulations.

On February 17, 2023, CSRC released the Trial Measures together with five guidelines, which became effective on March 31, 2023. The Trial Measures lay out the filing regulation arrangement for both direct and indirect overseas listing by PRC domestic companies, and clarify the determination criteria for indirect overseas listing in overseas markets. Any future securities offerings and listings outside of mainland China by our Company, including but not limited to, follow-on offerings, secondary listings and going private transactions, will be subject to the filing requirements with the CSRC under the Trial Measures. As there is uncertainty with respect to the filing requirements under the Trial Measures and their implementation, we cannot be sure that we will be able to complete such filings in a timely manner, or at all. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless. See “Item 3. Key Information - D. Risk Factors - Risks Relating to Doing Business in China - Approval of the CSRC or other PRC government authorities may be required in connection with our future offerings under PRC law, and if required, we cannot predict whether or for how long we will be able to obtain such approval” in the 2025 Annual Report.

Permits and Permission Required from the PRC Authorities for Our Operations and Securities Offerings

Currently, we and our PRC subsidiaries have received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied. Such licenses and permissions include Business License, Safety Manufacturing License and Construction Industry Enterprises Qualification Certificate.

As of the date of this prospectus, WF and its PRC subsidiaries are not subject to permission requirements from the CSRC, the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve of its PRC subsidiaries’ operations. Furthermore, as of the date of this prospectus, apart from the filing of our initial public offering with the CSRC in compliance with the Trial Measures, which the CSRC has completed and published on its website on April 2, 2024, and the filing in connection with the 2025 Registered Offering which has been submitted to CSRC and is currently under review by CSRC. WF and our PRC subsidiaries, (i) are not required to obtain permissions from the PRC authorities, including the CSRC or the CAC, to offer securities to investors; and (ii) have not received or were denied such permissions by any PRC authority. We are subject to the risks of uncertainty of any future actions of the PRC government in this regard including the risk that we inadvertently conclude that the permission or approvals discussed here are not required, that applicable laws, regulations or interpretations change such that we and our PRC subsidiaries are required to obtain approvals in the future.

Summary of Significant Risk Factors

Risks Related to Doing Business in China

We are subject to risks and uncertainties relating to doing business in China in general, including, but are not limited to, the following:

●	The CSRC has recently released the Trial Measures for China-based companies seeking to conduct overseas offering and listing in foreign markets. Under the Trial Measures, the PRC government exerts more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our ordinary shares to investors and could cause the value of our ordinary shares to significantly decline or such shares to become worthless. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in China — The CSRC has recently released the Trial Measures for China-based companies seeking to conduct overseas offering and listing in foreign markets. Under the Trial Measures, the PRC government exerts more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares to investors and could cause the value of our ordinary shares to significantly decline or such shares to become worthless” in the 2025 Annual Report.

●	Changes in the political and economic policies of the PRC government or in relations between China and the United States may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in China — Changes in the political and economic policies of the PRC government or in relations between China and the United States may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies” in the 2025 Annual Report.

●	There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in China — There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations” in the 2025 Annual Report.

●	The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and our offerings at any time, which could result in a material change in our operations and our ordinary shares could decline in value or become worthless. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in China — The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and our offerings at any time, which could result in a material change in our operations and our ordinary shares could decline in value or become worthless” in the 2025 Annual Report.

●	The rules and regulations in China can change quickly with little advance notice and uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could limit the legal protections available to you and us. See “Item 3. Key Information - D. Risk Factors — The rules and regulations in China can change quickly with little advance notice and uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could limit the legal protections available to you and us” in the 2025 Annual Report.

●	To the extent cash or assets in our business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong in the event of any interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in China — To the extent cash or assets in our business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong in the event of any interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies” in the 2025 Annual Report.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us, our executive officers or directors based on foreign laws. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in China — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws” in the 2025 Annual Report.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of our offerings to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of our offerings to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in the 2025 Annual Report.

●	We rely on dividends and other distributions on equity paid by our subsidiaries to fund offshore cash and financing requirements and any limitation on the ability of our PRC subsidiaries to transfer cash out of China and/or make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in China — We rely on dividends and other distributions on equity paid by our subsidiaries to fund offshore cash and financing requirements and any limitation on the ability of our PRC subsidiaries to transfer cash out of China and/or make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities” in the 2025 Annual Report.

●	Our ordinary shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditor. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Item 3. Key Information - D. Risk Factors — Risks Related to Doing Business in China — Our ordinary shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditors. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, the Accelerating Holding Foreign Companies Accountable Act which was enacted on December 29, 2022 amends the HFCA Act and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three” in the 2025 Annual Report.

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

●	Our business relies on successful tenders and any failure of ours to secure tender contracts could materially adversely affect our operations and financial results. See “Item 3. Key Information - D. Risk Factors - Our business relies on successful tenders and any failure of ours to secure tender contracts could materially adversely affect our operations and financial results” in the 2025 Annual Report.

●	Error or inaccurate estimation of project duration or costs may result in substantial loss or adversely affect our revenue and profitability. See “Item 3. Key Information - D. Risk Factors - Error or inaccurate estimation of project duration or costs may result in substantial loss or adversely affect our revenue and profitability” in the 2025 Annual Report.

●	Our revenue and profit margin are subject to fluctuations driven by various factors and our past revenue and profit margin may not be indicative of our future financial performance. See “Item 3. Key Information - D. Risk Factors - Our revenue and profit margin are subject to fluctuations driven by various factors and our past revenue and profit margin may not be indicative of our future financial performance” in the 2025 Annual Report.

●	Some of our major customers require access to substantial financing. Their failure to obtain adequate financing in a timely manner could affect our financial performance and condition. See “Item 3. Key Information - D. Risk Factors – Some of our major customers require access to substantial financing. Their failure to obtain adequate financing in a timely manner could affect our financial performance and condition” in the 2025 Annual Report.

●	We may not be able to receive the full amount due from customers for our work. See “Item 3. Key Information - D. Risk Factors - We may not be able to receive the full amount due from customers for our work” in the 2025 Annual Report.

●	Over reliance on our major suppliers may adversely affect our business operation in the event of supply chain disruptions. See “Risk Factors - Over reliance on our major suppliers may adversely affect our business operation in the event of supply chain disruptions” in the 2025 Annual Report.

●	Unsatisfactory performance by our subcontractors or the unavailability of subcontractors may adversely affect our operations and profitability. See “Item 3. Key Information - D. Risk Factors - Unsatisfactory performance by our subcontractors or the unavailability of subcontractors may adversely affect our operations and profitability” in the 2025 Annual Report.

●	Changes in U.S. and international trade policies, particularly with regard to China, and the ongoing trade war between China and the United States, may adversely impact our business and operating results. See “Item 3. Key Information - D. Risk Factors - Changes in U.S. and international trade policies, particularly with regard to China, and the ongoing trade war between China and the United States, may adversely impact our business and operating results” in the 2025 Annual Report.

●	We have identified a material weakness in our internal controls over financial reporting. If we do not adequately remediate this material weakness, or if we experience additional material weaknesses in the future or otherwise fail to maintain effective internal controls, we may not be able to accurately or timely report our financial condition or results of operations, or comply with the accounting and reporting requirements applicable to public companies, which may adversely affect investor confidence in us and the market price of our shares. See “Item 3. Key Information - D. Risk Factors - We have identified a material weakness in our internal controls over financial reporting. If we do not adequately remediate this material weakness, or if we experience additional material weaknesses in the future or otherwise fail to maintain effective internal controls, we may not be able to accurately or timely report our financial condition or results of operations, or comply with the accounting and reporting requirements applicable to public companies, which may adversely affect investor confidence in us and the market price of our shares” in the 2025 Annual Report.

Risks Related to this Offering and Ownership of our Ordinary Shares

In addition to the risks and uncertainties described above, we are subject to risks relating to ordinary shares and this offering, including, but not limited to, the following:

●	An active trading market for our ordinary shares may not develop and the trading price for our ordinary shares may fluctuate significantly. See “Item 3. Key Information - D. Risk Factors - An active trading market for our ordinary shares may not develop and the trading price for our ordinary shares may fluctuate significantly” in the 2025 Annual Report.

●	The issuance of additional ordinary shares or convertible securities may dilute your ownership and could adversely affect the share price.

●	The trading price of our ordinary shares may be volatile, which could result in substantial losses to investors. See “Item 3. Key Information - D. Risk Factors - The trading price of our ordinary shares may be volatile, which could result in substantial losses to investors” in the 2025 Annual Report.

●	Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our ordinary shares.

●	We may need additional capital but may not be able to obtain it on favorable terms or at all. See “Item 3. Key Information - D. Risk Factors - We may need additional capital but may not be able to obtain it on favorable terms or at all” in the 2025 Annual Report.

Implications of Being an Emerging Growth Company

We had less than $1.235 billion in revenue during our last fiscal year. As a result, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and may take advantage of reduced public reporting requirements. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our ordinary shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” if our annual gross revenues exceed $1.235 billion or if we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period.

Implications of Being a Foreign Private Issuer

We report under the Exchange Act, as a non-U.S. company with “foreign private issuer” status. Even after we no longer qualify as an emerging growth company, so long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act and the rules thereunder that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. GAAP;

●	the sections of the Exchange Act that regulate the solicitation of proxies, consents or authorizations in respect of any securities registered under the Exchange Act;

●	the sections of the Exchange Act that impose liability on insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act that require the filing with the SEC of quarterly reports on Form 10-Q, containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events.

We are required to file with the SEC, within four months after the end of each fiscal year (or such other reports required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

Implications of Being a Controlled Company

Our director and Chief Executive Officer, Ms. Ke Chen, beneficially owns a majority of our ordinary shares as of the date of this prospectus and we are a “controlled company” as defined under the Nasdaq Listing Rules. For so long as we are a ”controlled company”, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Our status as a “controlled company” could cause our ordinary shares to look less attractive to certain investors or otherwise harm the trading price of our ordinary shares.

Corporate Information

Our principal executive offices are located at No. 1110, 11th Floor, Unit 1, Building 7, No. 477, Wanxing Road, Chengdu, Sichuan, China 610041, and our telephone number is +86 (28) 86210882. Our registered office in the Cayman Islands is at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands or at such other place in the Cayman Islands as our directors may at any time decide. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE 19711.

THE OFFERING

Ordinary shares being offered	Up to 1,720,688 ordinary shares issuable upon exercise of the 2025 Investor Warrants

Ordinary shares outstanding prior to the offering:	10,248,337 ordinary shares

Ordinary shares to be outstanding immediately after completion of this offering assuming the full exercise of all the issued and outstanding 2025 Investor Warrants for cash	11,969,025 ordinary shares

Use of Proceeds

We will receive proceeds resulting from any exercise of the 2025 Investor Warrants upon this registration being declared effective, to the extent they are exercised for cash subject to any applicable provisions relating to cashless exercises in accordance with the 2025 Investor Warrants.

Nasdaq symbol	“WXM”

Risk Factors	Investing in our ordinary shares involves a significant degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section, the other information in this prospectus and information incorporated by reference in this prospectus for a discussion of the factors you should consider carefully before you decide to invest in our ordinary shares.

Transfer Agent	The transfer agent and registrar for our ordinary shares is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598.

DIVIDEND POLICY

Our board of directors has discretion regarding whether to declare or pay dividends, subject to the amended and restated memorandum and articles of association of our company and certain requirements of Cayman Islands law. All dividends are subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that we are able to pay our debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We have never declared or paid cash dividends on our ordinary shares. We currently do not have any plans to pay cash dividends. Rather, we currently intend to retain all of our available funds and any future earnings to operate and grow our business.

Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information included or incorporated by reference in this prospectus before making an investment in our ordinary shares, including the section entitled “Item 3.D. Risk Factors” in our 2025 Annual Report incorporated by reference in this prospectus. Our business, financial condition or results of operations could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our ordinary shares could decline and you could lose all or part of your investment.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our ordinary shares.

Our ordinary shares are listed on Nasdaq under the symbol “WXM.” We cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future. In order to continue listing our securities on Nasdaq, we must maintain certain financial, distribution and share price levels.

On December 24, 2025, we received the Notice from the Nasdaq Staff notifying us that we are not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1) for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5450(a)(1) requires listed securities to maintain a minimum bid price of $1.00 per share, and Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. The Notice does not impact the listing of our ordinary shares on Nasdaq at this time. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have 180 calendar days, or until June 22, 2026, to regain compliance with the minimum bid price requirement. In the event that we do not regain compliance within this 180-day period, we may be eligible to seek an additional compliance period of 180 calendar days if we meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the minimum bid price requirement, and provide written notice to Nasdaq of our intent to cure the deficiency during this second compliance period by effecting a reverse stock split if necessary. However, if it appears to the Nasdaq Staff that we will not be able to cure the deficiency, or if we are otherwise not eligible, Nasdaq will provide notice to us that our ordinary shares will be subject to delisting. We are actively monitoring the closing bid price of our ordinary shares and evaluating available options to regain compliance with the minimum bid price requirement. There can be no assurance that we will regain compliance with Nasdaq’s minimum bid price requirements.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, which would harm the value of the shareholders’ investment, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our ordinary shares come within the definition of “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our ordinary shares have been approved for listing on Nasdaq, our ordinary shares will be covered securities. Although the states are pre-empted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case.

The issuance of additional ordinary shares or convertible securities may dilute your ownership and could adversely affect the share price.

From time to time in the future, WF may issue additional ordinary shares or securities convertible into ordinary shares pursuant to a variety of transactions, including acquisitions. Additional ordinary shares may also be issued upon exercise of outstanding stock options and warrants to purchase ordinary shares including the issuance of warrant shares upon exercise of 2025 Investor Warrants. The issuance by us of additional ordinary shares or securities convertible into ordinary shares would dilute your ownership of WF and the sale of a significant amount of such shares in the public market could adversely affect prevailing market prices of our ordinary shares. Subject to the beneficial ownership limitations, shares issuable upon exercise of the 2025 Investor Warrants will be available for resale immediately in the public market without restriction.

Issuing additional ordinary shares of WF, other equity securities, or securities convertible into equity may dilute the economic and voting rights of our existing shareholders, reduce the market price of our ordinary shares, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preference shares, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our ordinary shares. WF’s decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing, or nature of our future offerings. As a result, holders of WF’s ordinary shares bear the risk that WF’s future offerings may reduce the market price of WF’s ordinary shares and dilute their percentage ownership.

USE OF PROCEEDS

We will receive proceeds from the exercise of the 2025 Investor Warrants by the holders to the extent they are exercised for cash. We estimate that the maximum proceeds that we may receive from the exercise of the 2025 Investor Warrants will be approximately $1.3 million  . We do not know, however, whether any of the 2025 Investor Warrants will be exercised or, if any of the 2025 Investor Warrants are exercised, and when they will be exercised. It is possible that the 2025 Investor Warrants will expire and never be exercised. There are circumstances under which the 2025 Investor Warrants may be exercised on a cashless basis. In these circumstances, even if the 2025 Investor Warrants are exercised, we may not receive any proceeds, or the proceeds that we do receive may be significantly less than what we might expect. We intend to use the aggregate net proceeds from the exercise of the 2025 Investor Warrants for general corporate purposes, including working capital. The actual allocation of proceeds realized from the exercise of these 2025 Investor Warrants will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our cash and equivalents and capitalization as of September 30, 2025:

●	on an actual basis;

●	on a pro forma as adjusted basis to reflect the issuance and sale of 1,720,688 Units in the 2025 Registered Offering at an offering price of $2.0 per Unit, after deducting the Placement Agent fees and offering expenses payable by us; and

●

on a pro forma as adjusted basis to give effect to: (i) sale of 1,720,688 Units in the 2025 Registered Offering at an offering price of $2.0 per Unit, after deducting the Placement Agent fees and offering expenses payable by us; and (ii) issuance of 1,720,688 Warrant Shares upon exercise of all the issued 2025 Investor Warrants at an exercise price of $0.75 per share, after deducting the offering expenses payable by us.

The information set forth in the table below is illustrative only and will be adjusted based on the actual offering price and other terms of this offering as determined at pricing. You should read this table together with our audited consolidated financial statements and related notes in our 2025 Annual Report incorporated by reference in this prospectus.

	As of September 30, 2025
	Actual	Pro Forma(1)	Pro Forma as adjusted(1)
	US$	US$	US$
Total Debts	3,117,412	3,117,412	3,117,412
Shareholders’ Equity
Ordinary shares, $0.000001 par value, 49,000,000,000 shares authorized, 6,900,000 ordinary shares issued and outstanding, 8,620,688 ordinary shares issued and outstanding on a pro forma basis reflecting the 1,720,688 Units sold in 2025 Registered Offering, and 10,341,376 ordinary shares issued and outstanding on a pro forma as adjusted basis reflecting the issuance of 1,720,688 Warrant Shares.	7	9	10
Preference share, $0.000001 par value, 1,000,000,000 shares authorized, no shares issued and outstanding	—	—	—
Additional paid-in capital	6,566,686	9,411,157	10,626,328
Statutory surplus reserves	186,225	186,225	186,225
Accumulated profits	(1,768,370)	(1,768,370)	(1,768,370)
Accumulated other comprehensive loss	(224,393)	(224,393)	(224,393)
Total shareholders’ equity	4,760,155	7,604,628	8,819,800
Total capitalization	7,877,567	10,722,040	11,937,212

(1)	The net proceeds we received in 2025 Registered Offering was approximately $2.8 million, after deducting the Placement Agent fees and offering expenses payable by us.

The number of our ordinary shares to be outstanding immediately following the issuance of 1,720,688 Warrant Shares will be 11,969,025 shares, which is based on 10,248,337 ordinary shares outstanding as of the date of this prospectus, and excludes, as of the date of this prospectus:

●	86,034 ordinary shares issuable upon the exercise of the Placement Agent Warrants; and

●	70,000 ordinary shares issuable upon the exercise of the warrants issued to the representatives of the underwriters for our IPO.

PLAN OF DISTRIBUTION

A holder of the 2025 Investor Warrants may exercise its warrants in accordance with the terms of the 2025 Investor Warrants on or before the expiration date set forth therein by surrendering, at the office of the Company   the certificate evidencing such warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the 2025 Investor Warrants, subject to any applicable provisions relating to cashless exercises in accordance with the 2025 Investor Warrants.

DESCRIPTION OF SECURITIES

Ordinary Shares

Our authorized share capital is US$50,000 divided into (i) 49,000,000,000 ordinary shares of a par value of US$0.000001 each and (ii) 1,000,000,000 preference shares of a par value of US$0.000001 each.

As of May 7, 2026, there were 10,248,337 ordinary shares issued and outstanding. Our ordinary shares are not redeemable and do not have any preemptive rights.

A description of our ordinary shares can be found under the heading “Exhibit 2.1. Description of Securities” in our 2025 Annual Report, and any amendments or reports filed for the purpose of updating such description.

2025 Investor Warrants

Set forth below is a summary of the material terms of the 2025 Investor Warrants.

Exercisability. The 2025 Investor Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of ordinary shares purchased upon such exercise (except in the case of a cashless exercise as described below). A holder (together with its affiliates) may not exercise any portion of the 2025 Investor Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding ordinary shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares after exercising the holder’s 2025 Investor Warrants up to 9.99% of the number of our ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Investor Warrants. No fractional ordinary shares will be issued in connection with the exercise of an Investor Warrant. In lieu of fractional shares, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Duration and Exercise Price. The 2025 Investor Warrants are exercisable upon issuance and will expire five years from the date of issuance. The exercise price per share for the 2025 Investor Warrants is $0.75 per share, subject to appropriate adjustment in the event of subsequent equity and/or rights offerings, Fundamental Transactions (as defined below), share splits, share combinations, reclassifications or similar events affecting our ordinary shares and also upon any distributions of assets, including cash, share or other property to our shareholders. In addition, subject to approval by the board of directors of the Company, the Company may lower the exercise price of the warrants at its own discretion.

Cashless Exercise. If the holders of the 2025 Investor Warrants exercise their 2025 Investor Warrants and a registration statement registering the issuance of the ordinary shares underlying the 2025 Investor Warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of ordinary shares underlying the Investor Warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of ordinary shares determined according to a formula set forth in the Investor Warrants. Notwithstanding anything to the contrary, in the event we do not have or maintain an effective registration statement, there are no circumstances that would require us to make any cash payments or net cash settle the 2025 Investor Warrants to the holders.

Transferability. Subject to applicable laws, the 2025 Investor Warrants may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the 2025 Investor Warrants to us together with the appropriate instruments of assignment.

Fundamental Transactions. In the event of a fundamental transaction, as described in the 2025 Investor Warrants and generally including any reorganization, recapitalization or reclassification of our 2025 Investor Warrants, the sale, transfer or other disposition, in each case, of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ordinary shares, the holders of the 2025 Investor Warrants will be entitled to receive upon exercise of the 2025 Investor Warrants the amount of ordinary shares that the holders would have received had they exercised the 2025 Investor Warrants immediately prior to such fundamental transaction.

Rights as a Shareholder. Except by virtue of such holder’s ownership of our ordinary shares, the holder of an Investor Warrant does not have the rights or privileges of a holder of our ordinary shares, including any voting rights, until the holder exercises the 2025 Investor Warrant.

 EXPENSES OF THE OFFERING

The Company is paying all expenses of the offering. The following table sets forth all expenses paid or to be paid by the Company. All amounts shown are estimates except for the registration fee.

Expenses	Amount
SEC registration fee	$1,421
FINRA filing fee	1,892
Printing and engraving expenses	15,000
Legal fees and expenses	239,013
Accounting fees and expenses	25,000
Miscellaneous costs	1,200
Total	$283,526

LEGAL MATTERS

We are being represented by Ellenoff Grossman& Schole LLP with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the ordinary shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for Yuan Tai Law Offices. Ellenoff Grossman & Schole LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Yuan Tai Law Offices with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements as of and for the years ended September 30, 2025 and 2024, incorporated by reference in this prospectus to the Annual Report on Form 20-F for the year ended September 30, 2025, have been so incorporated in reliance on the report of ZH CPA, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The offices of ZH CPA, LLC are located at 999 18th Street, Suite 3000, Denver, Colorado, 80202 USA.

ENFORCEMENT OF CIVIL LIABILITIES

We have been advised by our Cayman Islands legal counsel, Maples and Calder (Hong Kong) LLP, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, in so far as the liabilities imposed by those provisions are penal in nature. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any reexamination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final and conclusive, (iv) is not in respect of taxes, a fine or a penalty, (v) is not impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

We have been advised by our PRC counsel, Yuan Tai Law Offices, that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between different jurisdictions, and PRC courts will not recognize or enforce these foreign judgments if PRC courts believe the foreign judgments violate the basic principles of PRC laws or national sovereignty, security or public interest after review. However, currently, China does not have treaties or reciprocity arrangement providing for recognition and enforcement of foreign judgments ruled by courts in the United States or the Cayman Islands. Thus, it is uncertain whether a PRC court would enforce a judgment ruled by a court in the United States or the Cayman Islands.

TAXATION

The following discussion of material Cayman Islands, PRC and United States federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Maples and Calder (Hong Kong) LLP, our Cayman Islands counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of Yuan Tai Law Offices, our PRC counsel. To the extent the discussion relates to the matters of U.S. tax law, it represents the opinion of Ellenoff Grossman & Schole LLP.

The following summary contains a description of certain Cayman Islands, PRC, and U.S. federal income tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of the Cayman Islands and regulations thereunder and on the tax laws of the United States and regulations thereunder as of the date hereof, which are subject to change.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to investors us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required under Cayman Islands laws on the payment of a dividend or capital to any holder of securities, nor will gains derived from the disposal of our securities be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in the Cayman Islands in respect of the issue of our securities or on an instrument of transfer in respect of our securities, unless the relevant instruments are executed in, or after execution brought within, the jurisdiction of the Cayman Islands or our company holds interests in land in the Cayman Islands.

People’s Republic of China Taxation

Under the Enterprise Income Tax Law, an enterprise established outside the PRC with a “de facto management body” within the PRC is considered a PRC resident enterprise for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income as well as tax reporting obligations. Under the Implementation Rules, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

In addition, State Administration of Taxation (SAT) Circular 82 issued in April 2009 specifies that certain offshore-incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if all of the following conditions are met: (a) senior management personnel and core management departments in charge of the daily operations of the enterprises have their presence mainly in the PRC; (b) their financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) major assets, accounting books and company seals of the enterprises, and minutes and files of their board’s and shareholders’ meetings are located or kept in the PRC; and (d) half or more of the enterprises’ directors or senior management personnel with voting rights habitually reside in the PRC. Further to SAT Circular 82, the SAT issued Announcement of the State Administration of Taxation on Printing and Distributing the Administrative Measures for Income Tax on Chinese-controlled Resident Enterprises Incorporated Overseas (Trial Implementation) (the “SAT Bulletin 45”) on July 27, 2011, which took effect on September 1, 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on PRC resident enterprise status and administration on post-determination matters. If the PRC tax authorities determine that WF International Limited is a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. For example, WF International Limited may be subject to enterprise income tax at a rate of 25% with respect to its worldwide taxable income. Also, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our ordinary shares or warrants if such income is treated as being sourced from within the PRC; and for our non-PRC individual shareholders, a potential 20% of withholding tax would be imposed on dividends we pay to our non-PRC individual shareholders and with respect to gains derived by our non-PRC individual shareholders from transferring our units, ordinary shares or warrants, if such gains are deemed to be from PRC sources.

It is unclear whether, if we are considered a PRC resident enterprise, holders of our ordinary shares or warrants would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. See “Item 3.D. Risk Factors — Risk Factors Related to Doing Business in China — We may be treated as a resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may therefore be subject to PRC income tax on our global income.” beginning on page 18 in our 2024 Annual Report.

The SAT and the Ministry of Finance issued the Notice of Ministry of Finance and State Administration of Taxation on Several Issues relating to Treatment of Corporate Income Tax Pertaining to Restructured Business Operations of Enterprises (the “SAT Circular 59”) in April 2009, which took effect on January 1, 2008. On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, which took effect on December 1, 2017 and was amended on June 15, 2018 (the “SAT Circular 37”). By promulgating and implementing the SAT Circular 59 and the SAT Circular 37, the PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of equity interests in a PRC resident enterprise by a non-PRC resident enterprise.

Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Tax Arrangement, where a Hong Kong resident enterprise which is considered a non-PRC tax resident enterprise directly holds at least 25% of a PRC enterprise, the withholding tax rate in respect of the payment of dividends by such PRC enterprise to such Hong Kong resident enterprise is reduced to 5% from a standard rate of 10%, subject to approval of the PRC local tax authority.

Pursuant to the Circular of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements (“Circular 81”), a resident enterprise of the counter-party to such Tax Arrangement should meet all of the following conditions, among others, in order to enjoy the reduced withholding tax under the Tax Arrangement: (i) it must take the form of a company; (ii) it must directly own the required percentage of equity interests and voting rights in such PRC resident enterprise; and (iii) it should directly own such percentage of capital in the PRC resident enterprise anytime in the 12 consecutive months prior to receiving the dividends. Furthermore, the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Treaties, or the Administrative Measures, which took effect on January 1, 2020, requires that the non-resident taxpayer shall determine whether it may enjoy the treatments under relevant tax treaties and file the tax return or withholding declaration subject to further monitoring and oversight by the tax authorities. Accordingly, WF International Limited may be able to enjoy the 5% withholding tax rate for the dividends it receives from WFOE, if it satisfies the conditions prescribed under Circular 81 and other relevant tax rules and regulations. However, according to Circular 81, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future.

Material United States Federal Income Tax Considerations

The following is a discussion of certain material United States federal income tax considerations relating to the acquisition, ownership, and disposition of our ordinary shares by a U.S. Holder, as defined below. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes, is applicable only to holders who purchased securities in this offering and assumes any distributions on our ordinary shares will be paid in U.S. dollars. This discussion is based on existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships (or other entities treated as partnerships for United States federal income tax purposes) and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 5% or more of our voting shares, investors that hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the Medicare tax on unearned income. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our ordinary shares are urged to consult their tax advisors regarding an investment in our ordinary shares.

The discussion set forth below is addressed only to U.S. Holders that purchase securities in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of U.S. federal income tax law to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our ordinary shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, distributions of cash or other property made by us to you with respect to the ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the ordinary shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ordinary shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of our ordinary shares which is taxable to the U.S. holders of such ordinary shares as described under “— Taxation of Dividends and Other Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the shares. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our ordinary shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our ordinary shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our ordinary shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the ordinary shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our ordinary shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold ordinary shares, we will continue to be treated as a PFIC for all succeeding years during which you hold ordinary shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the ordinary shares.

If we are a PFIC for your taxable year(s) during which you hold ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the ordinary shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital, even if you hold the ordinary shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the first taxable year during which you hold (or are deemed to hold) ordinary shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of such taxable year over your adjusted basis in such ordinary shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ordinary shares. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our ordinary shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the ordinary shares are regularly traded on Nasdaq and if you are a holder of ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold ordinary shares in any taxable year in which we are a PFIC, you will be required to file IRS Form 8621 in each such year and provide certain annual information regarding such ordinary shares, including regarding distributions received on the ordinary shares and any gain realized on the disposition of the ordinary shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our ordinary shares, then such ordinary shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such ordinary shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the ordinary shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your ordinary shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our ordinary shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold ordinary shares.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file Annual Reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in our home country, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. You may inspect a copy of the registration statement through the SEC’s website, as provided above. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file with the SEC after the date of this prospectus and before the termination or completion of this offering will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.

The documents we are incorporating by reference are:

●	our Reports on Form 6-K furnished to the SEC on May 5, 2026, April 2, 2026 and March 23, 2026; and

●	our Annual Report on Form 20-F for the fiscal year ended September 30, 2025, filed with the SEC on January 30, 2026; and

●	the description of our ordinary shares contained in our registration statement on Form 8-A filed on December 20, 2024 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and we may also incorporate certain reports on Forms 6-K that we furnish to the SEC by identifying in such forms that they are being incorporated by reference into this Form F-3 after (i) the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement (if they state that they are incorporated by reference into such registration statement) and (ii) the date of this prospectus prior to the termination of this offering (if they state that they are incorporated by reference into this prospectus). In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Ni Jiang

WF International Limited

No. 1110, 11th Floor, Unit 1, Building 7

No. 477, Wanxing Road

Chengdu, Sichuan, China, 610041

Tel: +86 (28) 86210882

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended September 30, 2025 and in our reports on Form 6-K incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since September 30, 2025.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that we shall indemnify each of our directors (including alternate director), secretary, assistant secretary and other officer for the time being and from time to time of our company (but not including our company’s auditor) and their personal representative against: (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such indemnified person, other than by the reason of such indemnified person’s own dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge his duties, powers, authorities or discretions; and (b) without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to our offer letters to directors and employment agreements with executive officers, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Item 9. Exhibits.

The following exhibits are filed with this registration statement or are incorporated herein by reference.

Exhibit Number	Exhibit Description
3.1	Amended and Restated Memorandum and Articles of Association of the Company (incorporated by reference to Exhibit 3.1 of the Form 6-K filed by the Company with the SEC on April 4, 2025)
4.1	Description of Securities (incorporated by reference to Exhibit 2.1 of the Form 20-F filed by the Company with the SEC on February 18, 2025)
4.2	Registrant’s Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.1 of the Form F-1 (File No. 333-275382) filed by the Company with the SEC on March 11, 2025)
4.3	Form of Representative’s Warrant in connection with the Company’s initial public offering (incorporated by reference to Exhibit 4.1 of the Form 6-K filed by the Company with the SEC on April 4, 2025)
4.4	Form of Warrant in connection with the Company’s 2025 Registered Offering (incorporated by reference to Exhibit 4.1 of the Form 6-K filed by the Company with the SEC on November 10, 2025)
4.6	Form of Placement Agent Warrant (incorporated by reference to Exhibit 2.5 of the Form 20-F filed by the Company with the SEC on January 30, 2026)
5.1**	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the securities being registered and certain Cayman Islands legal matters (incorporated by reference to Exhibit 5.1 of the Form F-1 filed by the Company with the SEC on October 15, 2025)
5.2**	Opinion of Ellenoff Grossman & Schole LLP regarding the warrants being registered (incorporated by reference to Exhibit 5.2 of the Form F-1 filed by the Company with the SEC on October 15, 2025)
8.1**	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2**	Opinion of Ellenoff Grossman & Schole LLP regarding certain U.S. tax matters (included in Exhibit 5.2)
10.1^+	English translation of a construction contract dated April 6, 2022, by and between Chengdu Shanyou HVAC Engineering Co., Ltd. and a real estate development company. (incorporated by reference to Exhibit 10.1 of the Form F-1 (File No. 333-275382) filed by the Company with the SEC on March 11, 2025)
10.2	English translation of Form of Procurement Contract (incorporated by reference to Exhibit 10.2 of the Form F-1 (File No. 333-275382) filed by the Company with the SEC on March 11, 2025)
10.3^+	English translation of a procurement contract dated on October 18, 2023 by and between Chengdu Shanyou HVAC Engineering Co., Ltd. and an energy company (incorporated by reference to Exhibit 10.5 of the Form F-1 (File No. 333-275382) filed by the Company with the SEC on March 11, 2025)
10.4	Indemnification Escrow Agreement, dated April 2, 2025, by and among the Company, Continental Stock Transfer & Trust Company, as Escrow Agent, and The Benchmark Company, LLC and Axiom Capital Management, Inc. (incorporated by reference to Exhibit 10.1 of the Form 6-K filed by the Company with the SEC on April 4, 2025)
10.5#	Employment Agreement, dated June 18, 2023, by and between the Company and Ke Chen (incorporated by reference to Exhibit 10.5 of the Form F-1 (File No. 333-275382) filed by the Company with the SEC on March 11, 2025)
10.6#	Employment Agreement, dated June 18, 2023, by and between the Company and Jing Zheng (incorporated by reference to Exhibit 10.6 of the Form F-1 (File No. 333-275382) filed by the Company with the SEC on March 11, 2025)
10.7#	Employment Agreement, dated October 9, 2023, by and between the Company and Ziyi Liu (incorporated by reference to Exhibit 10.7 of the Form F-1 (File No. 333-275382) filed by the Company with the SEC on March 11, 2025)
10.8#	Form of Director Offer Letter (incorporated by reference to Exhibit 10.8 of the Form F-1 (File No. 333-275382) filed by the Company with the SEC on March 11, 2025)
10.9^	English translation of Labor Contract, dated June 1, 2019, by and between Chengdu Shanyou HVAC Engineering Co., Ltd. and Ke Chen (incorporated by reference to Exhibit 10.9 of the Form F-1 (File No. 333-275382) filed by the Company with the SEC on March 11, 2025)
10.10	English translation of Lease Agreement, dated August 1, 2021, by and between Chengdu Shanyou HVAC Engineering Co., Ltd. and Ke Chen (incorporated by reference to Exhibit 10.10 of the Form F-1 (File No. 333-275382) filed by the Company with the SEC on March 11, 2025)
10.11	English translation of Lease Agreement, dated April 20, 2023, by and between Sichuan Shanyou Zhiyuan Business Information Consulting Co., Ltd. and Ke Chen (incorporated by reference to Exhibit 10.11 of the Form F-1 (File No. 333-275382) filed by the Company with the SEC on March 11, 2025)
10.12	Placement Agency Agreement, dated as of November 4, 2025, by and among the Company, The Benchmark Company or Axiom Capital Management, Inc. (incorporated by reference to Exhibit 10.1 of the Form 6-K filed by the Company with the SEC on November 10, 2025)
10.13^	English Translation of the Lease Agreement dated April 1, 2025, by and between Hong Li and Wufang Boyuan (incorporated by reference to Exhibit 4.12 of the Form 20-F filed by the Company with the SEC on January 30, 2026)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of the Form F-1 (File No. 333-290595) filed by the Company with the SEC on September 29, 2025)
23.1*	Consent of ZH CPA, LLC, an independent registered public accounting firm
23.2**	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.3**	Consent of Yuan Tai Law Offices (included in Exhibit 8.1)
24.1*	Power of Attorney
107**	Filing Fee Table (incorporated by reference to Exhibit 107 of the Form F-1 filed by the Company with the SEC on October 15, 2025)

*	Filed herewith.

**	Previously filed.

#	Indicates a management contract or any compensatory plan, contract or arrangement.

^	Portions of the exhibit have been omitted pursuant to Item 601(a)(6) of Regulation S-K. The Company hereby agrees to furnish a copy of any omitted portion to the SEC upon request.

+	Portions of the exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company hereby agrees to furnish a copy of any omitted portion to the SEC upon request.

Item 10. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, the People’s Republic of China, on May 11, 2026.

WF International Limited

By:	/s/ Ke Chen
	Name:	Ke Chen
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ke Chen and Jing Zheng as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on May 11, 2026.

Signature	Title

/s/ Ni Jiang	Chairwoman of the Board of Directors
Ni Jiang

/s/ Ke Chen	Chief Executive Officer and Director (principal executive officer)
Ke Chen

/s/ Jing Zheng	Chief Financial Officer (Principal financial and accounting officer)
Jing Zheng

/s/ Siqi Chen	Director
Siqi Chen

/s/ Xiaoyuan Zhang	Director
Xiaoyuan Zhang

/s/ Trent D. Davis	Director
Trent D. Davis

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of WF International Limited has signed this registration statement in Newark, Delaware on May 11, 2026.

Authorized U.S. Representative

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director